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Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of The First Marblehead Corporation (the "Company") for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel Maxwell Meyers, Chief Executive Officer and Chairman of the Board of Directors of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

Dated: September 15, 2004	/s/ DANIEL MAXWELL MEYERS Daniel Maxell Meyers Chief Executive Officer and Chairman of the Board of Directors

        A signed original of this written statement required by Section 906 has been provided to The First Marblehead Corporation and will be retained by The First Marblehead Corporation and furnished to the SEC or its staff upon request.

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  Exhibit 32.1